UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 17, 2006
Genuine Parts Company
(Exact name of registrant as specified in its charter)

Georgia	001-05690	58-0254510

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2999 Circle 75 Pkwy, Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 770.953.1700
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 17, 2006, the Shareholders of Genuine Parts Company approved the Genuine Parts Company 2006 Long-Term Incentive Plan (“GPC 2006 LTIP”). A description of the material terms of the GPC 2006 LTIP was included in Genuine Parts Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 3, 2006. A copy of the GPC 2006 LTIP is filed with this Current Report on Form 8-K as Exhibit 10.1.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 17, 2006, the Shareholders of Genuine Parts Company approved an amendment to the Restated Articles of Incorporation to eliminate the classification of the Board of Directors and to provide for the annual election of directors. A copy of the Amended and Restated Articles of Incorporation of Genuine Parts Company is filed as Exhibit 3.1 to this Form 8-K.
Additionally, on April 17, 2006, the Board of Directors amended the By-Laws to provide for directors to be elected by Shareholders pursuant to the requirements of the Amended and Restated Articles of Incorporation. A copy of the By-Laws as amended and restated on April 17, 2006, is filed as Exhibit 3.2 to this Form 8-K.
Item 8.01 Other Events.
On April 17, 2006, the Board of Directors of Genuine Parts Company declared a regular quarterly cash dividend of $.3375 cents per share on the Company’s common stock. The dividend is payable July 3, 2006 to shareholders of record June 9, 2006. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
c) Exhibits
3.1 Amended and Restated Articles of Incorporation of Genuine Parts Company
3.2 Amended By-Laws of Genuine Parts Company
10.1 Genuine Parts Company 2006 Long-Term Incentive Plan
99.1 Press Release dated April 18, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

April 18, 2006	By:	Jerry W. Nix

Name: Jerry W. Nix
Title: Vice Chairman and CFO

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Genuine Parts Company
3.2	Amended and Restated By-Laws of Genuine Parts Company
10.1	Genuine Parts Company 2006 Long-Term Incentive Plan
99.1	Press Release dated April 18, 2006